Exhibit 99.1

Media Contact	Investor Contact
Alison Dowe	Cal Evans
Media Relations	Investor Relations
(706) 641-3781	(706) 641-6500
Synovus Announces Earnings for the First Quarter 2022
Diluted Earnings per Share of $1.11 vs. $1.19 in 1Q21
Adjusted Diluted Earnings per Share of $1.08 vs. $1.21 in 1Q21

COLUMBUS, Ga., April 21, 2022 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2022. “Performance during the first quarter reflects strong execution against our profitable growth objectives, evidenced by 11 percent annualized loan growth and adjusted pre-provision net revenue of $213 million, up 9% year-over-year,” said Synovus President and CEO Kevin Blair. “In a rapidly changing landscape that presented new challenges, our team excelled, enabling an increase in our financial expectations for 2022. Leveraging the strength of our core franchise while leaning into our solid, transformational growth plan, we will enhance performance throughout the year while proactively pursuing new and expanded sources of revenue. I remain confident in the strength and capabilities of our team and our ability to achieve sustainable top quartile performance.”

First Quarter 2022 Highlights
•Net income available to common shareholders of $162.7 million, or $1.11 per diluted share, down $0.20 sequentially and down $0.08 compared to prior year.
◦Adjusted diluted EPS of $1.08, down $0.27 sequentially and down $0.13 compared to prior year. Year-over-year decline was primarily due to increased provision for credit losses.
•Period-end loans increased $857.2 million sequentially, and $1.05 billion, or 11.0% annualized, excluding Paycheck Protection program (PPP) loans.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $405.0 million sequentially, or 4% annualized, largely due to growth in non-interest bearing and savings deposits.
◦Total deposit costs of 0.11% down 1 bp sequentially primarily due to mix optimization.
•Pre-provision net revenue of $225.1 million increased $7.5 million, or 3%, compared to prior year.
◦Adjusted pre-provision net revenue of $213.4 million increased $17.3 million, or 9%, compared to prior year driven primarily by growth in net interest income excluding PPP fees of over $36 million, or 10%.

First Quarter Summary

	Reported			Adjusted
(dollars in thousands)	1Q22	4Q21	1Q21	1Q22	4Q21	1Q21
Net income available to common shareholders	$162,746	$192,110	$178,802	$158,368	$198,373	$180,685
Diluted earnings per share	1.11	1.31	1.19	1.08	1.35	1.21
Total loans	40,169,150	39,311,958	38,805,101	N/A	N/A	N/A
Total deposits	48,656,244	49,427,276	47,368,951	N/A	N/A	N/A
Total TE(1) revenue	498,447	510,265	485,587	499,742	509,040	486,785
Return on avg assets	1.22%	1.40%	1.40%	1.19%	1.44%	1.41%
Return on avg common equity	14.20	16.11	15.77	13.82	16.64	15.93
Return on avg tangible common equity	16.02	18.14	17.85	15.59	18.72	18.04
Net interest margin	3.00	2.96	3.04	N/A	N/A	N/A
Efficiency ratio-TE(1)	54.66	57.85	55.01	55.50	55.64	54.12
NCO ratio-QTD	0.19	0.11	0.21	N/A	N/A	N/A
NPA ratio	0.40	0.40	0.50	N/A	N/A	N/A
(1) Taxable equivalent

Balance Sheet

Loans*

(dollars in millions)	1Q22	4Q21	Linked Quarter Change	Linked Quarter % Change	1Q21	Year/Year Change	Year/Year % Change
Commercial & industrial	$20,352.3	$19,622.9	$729.4	4%	$19,779.6	$572.7	3%
Commercial real estate	11,145.3	11,015.1	130.2	1	10,533.9	611.4	6
Consumer	8,671.5	8,673.9	(2.4)	—	8,491.6	179.9	2
Total loans	$40,169.2	$39,312.0	$857.2	2%	$38,805.1	$1,364.0	4%

*Amounts may not total due to rounding

•Total loans ended the quarter at $40.17 billion, up $857.2 million sequentially, and $1.05 billion, or 11.0% annualized, excluding PPP loans.
•Commercial and industrial (C&I) loans increased $729.4 million sequentially, led by broad based growth within our Wholesale Banking segment, partially offset by declines in PPP loan balances of $196.7 million.
•CRE loans increased $130.2 million, with payoff activity down from elevated levels seen in the second half of 2021.
•Consumer loans decreased $2.4 million sequentially.

Deposits*

(dollars in millions)	1Q22	4Q21	Linked Quarter Change	Linked Quarter % Change	1Q21	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$15,526.7	$15,242.8	$283.8	2%	$13,742.1	$1,784.6	13%
Interest-bearing DDA	6,685.4	6,347.0	338.4	5	5,841.7	843.6	14
Money market	14,596.9	14,886.4	(289.5)	(2)	13,943.7	653.2	5
Savings	1,476.7	1,404.4	72.3	5	1,277.0	199.7	16
Public funds	6,048.7	6,284.6	(235.8)	(4)	6,154.9	(106.2)	(2)
Time deposits	2,284.2	2,427.1	(142.9)	(6)	3,214.8	(930.6)	(29)
Brokered deposits	2,037.7	2,835.0	(797.3)	(28)	3,194.7	(1,157.0)	(36)
Total deposits	$48,656.2	$49,427.3	$(771.0)	(2)%	$47,369.0	$1,287.3	3%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $48.66 billion, down $771.0 million sequentially.
•Core transaction deposits increased $405.0 million sequentially, or 4% annualized.
◦Growth of $283.8 million in non-interest bearing deposits and $72.3 million in savings deposits.
•Total deposit costs declined 1 bp sequentially to 0.11% due to mix optimization.

Income Statement Summary**

(in thousands, except per share data)	1Q22	4Q21	Linked Quarter Change	Linked Quarter % Change	1Q21	Year/Year Change	Year/Year % Change
Net interest income	$392,248	$392,313	$(65)	—%	$373,857	$18,391	5%
Non-interest revenue	105,334	117,068	(11,734)	(10)	110,956	(5,622)	(5)
Non-interest expense	272,450	295,207	(22,757)	(8)	267,134	5,316	2
Provision for (reversal of) credit losses	11,400	(55,210)	66,610	nm	(18,575)	29,975	nm
Income before taxes	$213,732	$269,384	$(55,652)	(21)%	$236,254	$(22,522)	(10)%
Income tax expense	42,695	68,983	(26,288)	(38)	49,161	(6,466)	(13)
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$162,746	$192,110	$(29,364)	(15)%	$178,802	$(16,056)	(9)%
Weighted average common shares outstanding, diluted	146,665	146,793	(128)	—%	149,780	(3,115)	(2)%
Diluted earnings per share	$1.11	$1.31	$(0.20)	(15)	$1.19	$(0.08)	(7)
Adjusted diluted earnings per share	1.08	1.35	(0.27)	(20)	1.21	(0.13)	(11)

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $392.2 million was flat sequentially, despite lower day count and PPP fees, and increased $18.4 million, or 5%, compared to prior year.
◦Net PPP fee accretion of $6.9 million, down $5.8 million sequentially and down $18.0 million year-over-year.
◦Net interest margin was 3.00%, up 4 bps sequentially, aided by efficient balance sheet management.
•Non-interest revenue decreased $11.7 million, or 10%, sequentially and decreased $5.6 million, or 5%, compared to prior year. Adjusted non-interest revenue decreased $9.2 million, or 8%, sequentially and decreased $5.5 million, or 5%, compared to prior year.
◦Quarter-over-quarter decline was primarily related to an $8 million BOLI benefit in the previous quarter.
◦Year-over-year decline was primarily due to lower mortgage banking income resulting from increasing mortgage rates and lower refinancing volumes.
•Non-interest expense decreased $22.8 million, or 8%, sequentially and increased $5.3 million, or 2%, compared to prior year. Adjusted non-interest expense decreased $6.1 million, or 2%, sequentially and increased $13.7 million, or 5%, compared to prior year.
◦Quarter-over-quarter decline was a result of prudent expense management and the normalization of expense from an unusually high fourth quarter of 2021.
◦Year-over-year increase was primarily due to incentives and costs associated with elevated performance.
•Credit quality ratios remain strong and near historical lows. The net charge-off ratio for the quarter was 0.19%; both the non-performing loan and asset ratios remained flat at 0.33% and 0.40%, respectively; and total past dues were 0.11% of total loans outstanding.
•Provision for credit losses of $11.4 million compared to a reversal of provision for credit losses of $55.2 million for the fourth quarter of 2021; allowance for credit losses coverage ratio (to loans) of 1.15%, a decline of 4 bps sequentially. Drivers of the decline included positive trends in our credit performance and loan mix mostly offset by economic uncertainty which slowed the pace of the allowance decline this quarter.
•The effective tax rate was 19.98% for the quarter.

Capital Ratios

	1Q22		4Q21	1Q21
Common equity Tier 1 capital (CET1) ratio	9.47%	*	9.50%	9.74%
Tier 1 capital ratio	10.60	*	10.66	10.99
Total risk-based capital ratio	12.53	*	12.61	13.34
Tier 1 leverage ratio	8.87	*	8.72	8.80
Tangible common equity ratio	6.80		7.52	7.55
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio declined 3 bps during the quarter to 9.47%, and the preliminary total risk-based capital ratio of 12.53% declined 8 bps from the previous quarter as capital generated through earnings helped offset the impact of loan growth and a $0.34 dividend for common shareholders.

First Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 21, 2022. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $56 billion in assets. Synovus provides commercial and retail banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, and international banking through 272 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; total adjusted revenue; adjusted tangible efficiency ratio; adjusted pre-provision net revenue; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total TE revenue; efficiency ratio-TE; pre-provision net revenue; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Total adjusted revenue and adjusted non-interest revenue are measures used by management to evaluate total TE revenue and non-interest revenue exclusive of net investment securities gains (losses) and fair value adjustment on non-qualified deferred compensation. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted pre-provision net revenue is used by management to evaluate pre-tax earnings exclusive of provision for credit losses, which can vary significantly, and other items that management believes are not indicative of ongoing operations and affect period-to-period comparisons. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q22	4Q21	1Q21
Adjusted non-interest revenue
Total non-interest revenue	$105,334	$117,068	$110,956
Subtract/add: Investment securities (gains) losses, net	—	(230)	1,990
Subtract/add: Fair value adjustment on non-qualified deferred compensation	1,295	(995)	(792)
Adjusted non-interest revenue	$106,629	$115,843	$112,154

Adjusted non-interest expense
Total non-interest expense	$272,450	$295,207	$267,134
Subtract/add: Restructuring charges	6,424	(5,958)	(531)
Subtract: Valuation adjustment to Visa derivative	—	(2,656)	—
Subtract: Loss on early extinguishment of debt, net	(677)	—	—
Subtract/add: Fair value adjustment on non-qualified deferred compensation	1,295	(995)	(792)
Adjusted non-interest expense	$279,492	$285,598	$265,811

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q22	4Q21	1Q21
Total adjusted revenue and adjusted tangible efficiency ratio
Adjusted non-interest expense	$279,492	$285,598	$265,811
Subtract: Amortization of intangibles	(2,118)	(2,379)	(2,379)
Adjusted tangible non-interest expense	$277,374	$283,219	$263,432

Net interest income	$392,248	$392,313	$373,857
Add: Tax equivalent adjustment	865	884	774
Add: Total non-interest revenue	105,334	117,068	110,956
Total TE revenue	498,447	510,265	485,587
Subtract/add: Investment securities (gains) losses, net	—	(230)	1,990
Subtract/add: Fair value adjustment on non-qualified deferred compensation	1,295	(995)	(792)
Total adjusted revenue	$499,742	$509,040	$486,785
Efficiency ratio-TE	54.66%	57.85%	55.01%
Adjusted tangible efficiency ratio	55.50	55.64	54.12

Adjusted pre-provision net revenue
Net interest income	$392,248	$392,313	$373,857
Add: Total non-interest revenue	105,334	117,068	110,956
Subtract: Non-interest expense	272,450	295,207	267,134
Pre-provision net revenue	$225,132	$214,174	$217,679

Total adjusted revenue	$499,742	$509,040	$486,785
Subtract: Adjusted non-interest expense	279,492	285,598	265,811
Subtract: PPP fees	6,885	12,684	24,890
Adjusted pre-provision net revenue	$213,365	$210,758	$196,084

Adjusted return on average assets
Net income	$171,037	$200,401	$187,093
Add/subtract: Restructuring charges	(6,424)	5,958	531
Add: Valuation adjustment to Visa derivative	—	2,656	—
Add: Loss on early extinguishment of debt, net	677	—	—
Subtract/add: Investment securities (gains) losses, net	—	(230)	1,990
Add/subtract: Tax effect of adjustments (1)	1,369	(2,121)	(638)
Adjusted net income	$166,659	$206,664	$188,976
Net income annualized	$693,650	$795,069	$758,766
Adjusted net income annualized	$675,895	$819,917	$766,403
Total average assets	$56,855,898	$56,911,929	$54,188,504
Return on average assets	1.22%	1.40%	1.40%
Adjusted return on average assets	1.19	1.44	1.41

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q22	4Q21	1Q21
Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$162,746	$192,110	$178,802
Add/subtract: Restructuring charges	(6,424)	5,958	531
Add: Valuation adjustment to Visa derivative	—	2,656	—
Add: Loss on early extinguishment of debt, net	677	—	—
Subtract/add: Investment securities (gains) losses, net	—	(230)	1,990
Add/subtract: Tax effect of adjustments (1)	1,369	(2,121)	(638)
Adjusted net income available to common shareholders	$158,368	$198,373	$180,685
Weighted average common shares outstanding, diluted	146,665	146,793	149,780
Diluted earnings per share	$1.11	$1.31	$1.19
Adjusted diluted earnings per share	1.08	1.35	1.21

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$162,746	$192,110	$178,802
Add/subtract: Restructuring charges	(6,424)	5,958	531
Add: Valuation adjustment to Visa derivative	—	2,656	—
Add: Loss on early extinguishment of debt, net	677	—	—
Subtract/add: Investment securities (gains) losses, net	—	(230)	1,990
Add/subtract: Tax effect of adjustments (1)	1,369	(2,121)	(638)
Adjusted net income available to common shareholders	$158,368	$198,373	$180,685

Adjusted net income available to common shareholders annualized	$642,270	$787,023	$732,778
Add: Amortization of intangibles, annualized net of tax	6,543	7,050	7,207
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$648,813	$794,073	$739,985

Net income available to common shareholders annualized	$660,025	$762,176	$725,141
Add: Amortization of intangibles, annualized net of tax	6,543	7,050	7,207
Net income available to common shareholders excluding amortization of intangibles annualized	$666,568	$769,226	$732,348

Total average shareholders' equity less preferred stock	$4,647,426	$4,730,828	$4,599,076
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(34,576)	(36,805)	(44,005)
Total average tangible shareholders' equity less preferred stock	$4,160,460	$4,241,633	$4,102,681
Return on average common equity	14.20%	16.11%	15.77%
Adjusted return on average common equity	13.82	16.64	15.93
Return on average tangible common equity	16.02	18.14	17.85
Adjusted return on average tangible common equity	15.59	18.72	18.04

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	March 31, 2022	December 31, 2021	March 31, 2021

Tangible common equity ratio
Total assets	$56,419,549	$57,317,226	$55,159,011
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(33,478)	(35,596)	(42,733)
Tangible assets	$55,933,681	$56,829,240	$54,663,888

Total shareholders’ equity	$4,824,635	$5,296,800	$5,161,717
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(33,478)	(35,596)	(42,733)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,801,622	$4,271,669	$4,129,449
Total shareholders’ equity to total assets ratio	8.55%	9.24%	9.36%
Tangible common equity ratio	6.80	7.52	7.55

(1) An assumed marginal tax rate of 23.8% for 2022 and 25.3% for 2021 was applied.